UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 ________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 8, 2026

  ________________________

AEHR TEST SYSTEMS
(Exact name of registrant as specified in its charter)

California	000-22893	94-2424084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 KATO TERRACE FREMONT, CA 94539
(Address of principal executive offices, including zip code)

510-623-9400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AEHR	The NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On April 8, 2026, AEHR Test Systems (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with William Blair & Company, L.L.C. and Craig-Hallum Capital Group LLC (the “Agents”), in connection with the offer and sale of up to $60,000,000 of shares of the Company’s common stock, par value $0.01 per share (“ATM Shares”). The ATM Shares to be offered and sold under the Equity Distribution Agreement will be issued and sold pursuant to a registration statement on Form S-3 (File No. 333-282661), dated October 15, 2024 that was declared effective by the Securities and Exchange Commission (the “Commission”) on October 25, 2024. A prospectus supplement relating to the offering of the ATM Shares was filed with the Commission on April 8, 2026 (the “Prospectus Supplement”).

Subject to the terms and conditions of the Equity Distribution Agreement, the Agents will use commercially reasonable efforts, consistent with their normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of the Nasdaq Stock Market, LLC (“Nasdaq”), to sell ATM Shares from time to time based upon the Company’s instructions, including any price, time or size limits or other customary parameters or conditions the Company may impose.

The Company is not obligated to make any sales of ATM Shares, and the Agents are not required to sell any specific number or dollar amount of shares of the ATM Shares under the Equity Distribution Agreement. The Company or the Agents may suspend or terminate the offering of ATM Shares upon written notice to the other party and subject to other conditions.

Under the Equity Distribution Agreement, the Agents may sell ATM Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, including, without limitation, sales made directly on or through Nasdaq, on or through any other existing trading market for the Company’s shares of common stock or to or through a market maker. If expressly authorized by the Company, the Agents may also sell ATM Shares in privately negotiated transactions. The Company agreed to pay the Agents a commission of up to 3.0% of the gross proceeds from the sales of ATM Shares pursuant to the Equity Distribution Agreement.

The Equity Distribution Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Agents against certain liabilities, including for liabilities under the Securities Act, and termination provisions. The provisions of the Equity Distribution Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the Company. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

The foregoing description of the Equity Distribution Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Equity Distribution Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.
1.1	Equity Distribution Agreement, dated April 8, 2026, by and among the Company, William Blair & Company, L.L.C. and Craig-Hallum Capital Group LLC as sales agents.

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aehr Test Systems

Date: April 8, 2026	By:	/s/ Chris P. Siu
Chris P. Siu
Executive Vice President of Finance and Chief Financial Officer

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